Exhibit 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of First PacTrust Bancorp, Inc. (“the Company”) that this Annual Report of the Company on Form 10-K for the year ended December 31, 2012 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 28, 2013	By:	/S/ STEVEN A. SUGARMAN
Steven A. Sugarman
Chief Executive Officer (Principal Executive Officer)

Date: March 28, 2013	By:	/S/ ROBERT M. FRANKO
Robert M. Franko
President

Date: March 28, 2013	By:	/S/ RONALD J. NICOLAS, JR.
Ronald J. Nicolas, Jr. Executive Vice President/Chief Financial Officer (Principal Financial Officer)

Date: March 28, 2013	By:	/S/ LONNY D. ROBINSON
Executive Vice President/Chief Financial Officer, Pacific Trust Bank (Principal Accounting Officer)